As filed with the Securities and Exchange Commission on July 18, 2023.

Registration No. 333-269006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRIVETERRA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	85-3940478
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 SE 2nd Street, Suite 600

Fort Lauderdale, Florida 33301

United States of America

Telephone: (754) 220-9229

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Oleg Grodnensky, Chief Operating Officer and Chief
Financial Officer

c/o Priveterra Acquisition Corp.

300 SE 2nd Street, Suite 660

Fort Lauderdale, Florida 33301

United States of America

Telephone: (754) 220-9229

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Lee Hochbaum W. Soren Kreider IV Davis Polk & Wardwell LLP 450 Lexington Ave New York, NY 10017 Telephone: (212) 450-4736	B. Shayne Kennedy J. Ross McAloon Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Telephone: (714) 540-1235

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-269006

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed with respect to the registration of the issuance of an additional 2,857,143 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Priveterra Acquisition Corp., a Delaware corporation (the “Registrant”), to certain stockholders of AEON Biopharma, Inc. (“AEON”) immediately preceding the consummation of the business combination contemplated by the business combination agreement entered into by the Registrant, Priveterra Merger Sub, Inc., a Delaware corporation and AEON, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4.

This Registration Statement relates to the Registrant’s Registration Statement on Form S-4 (File No. 333-269006) (the “Prior Registration Statement”), initially filed by the Registrant on December 27, 2022 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 12, 2023. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-4 (File No. 333-269006) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of WithumSmith + Brown, PC
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3	Consent of Davis Polk & Wardwell LLP (contained in its opinion filed as Exhibit 5.1 hereto)
107	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 18th day of July, 2023.

PRIVETERRA ACQUISITION CORP.

By:	/s/ Robert J. Palmisano
	Name:	Robert J. Palmisano
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert J. Palmisano	Chairman and Chief Executive Officer	July 18, 2023
Robert J. Palmisano

/s/ Oleg Grodnensky	Chief Operating Officer and Chief Financial Officer	July 18, 2023
Oleg Grodnensky

*	President and Director	July 18, 2023
Vikram Malik

*	Director	July 18, 2023
Lance A. Berry

*	Director	July 18, 2023
James A. Lightman

*	Director	July 18, 2023
Julie B. Andrews

* By:	/s/ Robert Palmisano
Robert Palmisano
Attorney-in-Fact

II-2